UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 8, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On September 9, 2025, as previously announced, Talen Energy Corporation (“Talen”) will be hosting an investor day beginning at 9:00 AM Eastern Time. A copy of the investor day presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The investor day webcast and presentation will be available both live and for subsequent replay via Talen’s investor relations website at https://ir.talenenergy.com. Information on Talen’s website does not constitute a part of this Report.
The information under this Item 7.01 and in Exhibit 99.1 to this Report is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act. The information under this Item 7.01 and in Exhibit 99.1 to this Report shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On September 8, 2025, Talen’s board of directors (the “Board”) approved the upsizing of its existing share repurchase program to (i) increase the amount of shares of common stock, par value $0.001 per share (the “common stock”) which Talen may repurchase by $1.005 billion (the “Additional Authorization”) and (ii) extend the expiration date from December 31, 2026 to December 31, 2028. As a result of the Additional Authorization, the aggregate authorization remaining under Talen’s share repurchase program increased from $995 million to $2 billion. The execution of the Additional Authorization remains subject to the closing of each of the Freedom and Guernsey acquisitions, which are each expected to close before year end 2025. To date, Talen has repurchased approximately 23% of its shares of common stock initially outstanding for a total of $2 billion, exclusive of transaction costs and excise taxes.
Talen intends to fund the share repurchase program with cash on hand and generated by operations. The shares may be repurchased from time to time in open market transactions at prevailing market prices, negotiated transactions, or other means in accordance with federal securities laws. The timing, number, and value of shares repurchased under the share repurchase program will be at management’s discretion and will depend on several factors, including the market price of Talen’s common stock, alternate uses of capital, general market and economic conditions, and applicable legal requirements. Talen has no obligation to repurchase any amount of its common stock under the program. The program may be suspended, modified, or discontinued by the Board at any time without prior notice.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description.
99.1	Investor Day Presentation dated September 9, 2025.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	September 9, 2025	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
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